Exhibit 4h
AMENDMENT NO. 5
Dated as of March 4, 2011
to
CREDIT AGREEMENT
Dated as of November 7, 2007
          THIS AMENDMENT NO. 5 (“Amendment”) is made as of March 4, 2011 by and among Brush Engineered Materials Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of November 7, 2007 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
          WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;
          WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.
          1. Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
          (a) The definition of “Consolidated Funded Debt” set forth in Article 1 of the Credit Agreement is amended to delete the reference to “$270,000,000” therein and to substitute “$370,000,000” therefor.
          (b) The definition of “Permitted Precious Metals Agreements” set forth in Article 1 of the Credit Agreement is amended to delete the reference to “$270,000,000” therein and to substitute “$370,000,000” therefor.
          (c) Clause (h) of Section 6.01 of the Credit Agreement is amended to delete the reference to “$270,000,000” therein and to substitute “$370,000,000” therefor.
          2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent and (ii) counterparts of the Consent and Reaffirmation attached hereto as Exhibit A duly executed by the

Subsidiary Guarantors and (b) the Company shall have paid, to the extent invoiced, all out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents.
          3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
          (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          (b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.
          4. Reference to and Effect on the Credit Agreement.
          (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

2

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BRUSH ENGINEERED MATERIALS INC., as the Company
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer & Secretary

WILLIAMS ADVANCED MATERIALS (NETHERLANDS) B.V., as the Dutch Borrower
By:	/s/ James P. Marrotte
	Name:	James P. Marrotte
	Title:	Class A Director

By:	/s/ Cynthia H. Friedman
	Name:	Cynthia H. Friedman
	Title:	Class A Director

By:	/s/ C. J. Horstmanshof
	Name:	C. J. Horstmanshof
	Title:	Class B Director

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually as a Lender, as Swingline Lender, as Issuing Bank and as Administrative Agent
By:	/s/ William P. McGreehan
	Name:	William P. McGreehan
	Title:	Senior Vice President

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

FIFTH THIRD BANK, individually as a Lender and as Co-Syndication Agent
By:	/s/ Martin H. McGinty
	Name:	Martin H. McGinty
	Title:	Vice President

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

BANK OF AMERICA, N.A., individually as a Lender and as Co-Syndication Agent
By:	/s/ Sandra Guerrieri
	Name:	Sandra Guerrieri
	Title:	Vice President

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

RBS CITIZENS, NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent
By:	/s/ Patrick F. Dunphy
	Name:	Patrick F. Dunphy
	Title:	Senior Vice President

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent
By:	/s/ Marcel Fournier
	Name:	Marcel Fournier
	Title:	Vice President

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Jason W. Sutton
	Name:	Jason W. Sutton
	Title:	Vice President

Signature Page to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007

EXHIBIT A
CONSENT AND REAFFIRMATION
          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 to the Credit Agreement dated as of November 7, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Brush Engineered Materials Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), which Amendment No. 5 is dated as of March 4, 2011 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty, the Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.
Dated: March 4, 2011
[Signature Page Follows]

BRUSH ENGINEERED MATERIALS INC.			BRUSH WELLMAN INC.

By:	/s/ Michael C. Hasychak		By:	/s/ Michael C. Hasychak

	Name:	Michael C. Hasychak		Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer & Secretary		Title:	Vice President, Treasurer & Secretary

BRUSH RESOURCES INC.			WILLIAMS ADVANCED MATERIALS INC.

By:	/s/ Michael C. Hasychak		By:	/s/ Michael C. Hasychak

	Name:	Michael C. Hasychak		Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer & Secretary		Title:	Vice President, Treasurer & Secretary

TECHNICAL MATERIALS, INC.

By:	/s/ Michael C. Hasychak

	Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer & Secretary
Signature Page to Consent and Reaffirmation to Amendment No. 5
Brush Engineered Materials Inc. et al
Credit Agreement dated as of November 7, 2007